EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of The Scotts Company on Form S-8 (File Nos. 33-47073 and 33-60056) of our report dated November 15, 1995 on our audits of the consolidated financial statements and our report dated November 15, 1995 on our audits of the financial statement schedules of The Scotts Company as of September 30, 1994 and 1995 and for the years ended September 30, 1993, 1994 and 1995, which reports are included in this Annual Report on Form 10-K.

Coopers & Lybrand L.L.P.
Columbus, Ohio
December 29, 1995